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                                                                   EXHIBIT 10.14

                           INDEMNIFICATION AGREEMENT


                 This AGREEMENT is made and entered into this 15th day of May 1996, by and between Hollywood Theaters, Inc., a Delaware corporation (the "Company"), Hollywood Theater Holdings, Inc., a Delaware corporation ("HTI") and Thomas W. Stephenson, Jr., an individual resident of Dallas County, Texas ("Stephenson").

                 WHEREAS, Stephenson has personally guaranteed the obligations of the Company under certain agreements, including, but not limited to theater leases and film rental agreements, and may in the future be required to guarantee other obligations of the Company or HTI (the "Guarantees");

                 WHEREAS, the Company, HIT and Stephenson desire to enter into this Agreement to provide for the indemnification of Stephenson (the "Indemnitee") for any amounts the Indemnitee may be required to pay under the Guarantees, on the terms set forth herein;

                 NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee entering into the Guarantees for the benefit of the Company and HTI:

                 1. Indemnification Agreements. (a) The Company and HTI agree to jointly and severally indemnify and hold the Indemnitee harmless from and against (i) any and all payments, liabilities, obligations, deficiencies, claims, losses, damages, commitments, costs, and expenses paid or incurred by the Indemnitee under any Guarantee, including, but not limited to rent, percentage rent, utility, maintenance or repair charges, and property taxes (the "Indemnified Payments") and (ii) any and all reasonable attorney's fees, costs, expenses, liabilities, and obligations paid or incurred in connection with or as a result of the Indemnified Payments ("Indemnified Expenses").

                 2. Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company and HTI a written request for payment of an Indemnified Payment or Indemnified Expense, including reasonable documentation and information relating to such Indemnified Payment or Indemnified Expenses (an "Indemnification Notice"). The Company and HTI shall pay Indemnitee the Indemnified Payments or Indemnified Expenses identified in an Indemnification Notice within 30 days of receipt of such Indemnification Notice.

                 3. Amendments; Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed nor shall any waiver constitute a waiver of any other provisions hereof (whether or not similar) or constitute a continuing waiver.
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                 4.       Notices. All notices and other communications
hereunder shall be given by delivery in person, by registered or certified mail (return receipt requested with postage prepaid thereon) or by facsimile transmission to the respective parties at the following addresses (or at such other address as either party shall have furnished to the other in accordance with the terms of this Section 4.

                 If to Indemnitee:

                 Thomas W. Stephenson, Jr.
                 2911 Turtle Creek Blvd.
                 Suite 1150
                 Dallas, Texas 75219
                 Facsimile: (214) 520-2323

                 If to the Company or HTI:

                 2911 Turtle Creek Blvd.
                 Suite 1150
                 Dallas, Texas 75219
                 Attention: Chief Financial Officer
                 Facsimile: (214) 520-2323

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 4 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail, 72 hours after being placed in a depository of the United States mails or
(c) if delivered by facsimile transmission, upon transmission thereof and receipt of the appropriate answer back.

                 5. Assignment. Except by (i) operation of law upon the death of Indemnitee, and (ii) upon the purchase, merger, consolidation or otherwise of all or substantially all of the business, assets or stock of the Company or HTI, this Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties.

                 6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business, assets or stock of the Company or HTI), permitted assigns, spouses, heirs, devisees, executors, administrators, and personal and legal representatives.

                 7. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other





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respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable and in full force and effect to the fullest extent permitted by law.

                 8. Effective Date; Termination. This Agreement shall be effective as of the date hereof (the "Effective Date") and shall apply to any claim for indemnification hereunder by the Indemnitee for Indemnified Payments or Indemnified Expenses, whether or not the event giving rise to the Indemnified Payment or Indemnified Expense, as the case may be, occurred prior to the Effective Date. This Agreement terminates upon the full and complete release of Indemnitee from each Guarantee.

                 9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                 10. Specific Performance. The parties hereto agree that the Indemnitee may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which they may be entitled.

                 11. Entire Agreement. This Agreement and the Guarantees constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings with respect thereto.





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                 IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date set forth above.

                                      COMPANY:

                                      HOLLYWOOD THEATERS, INC.



                                      By:  /s/ Thomas W. Stephenson, Jr.
                                         -------------------------------------
                                           Thomas W. Stephenson, Jr.
                                                President


                                      HTI:

                                      HOLLYWOOD THEATER HOLDINGS, INC.


                                      By:  /s/ Thomas W. Stephenson, Jr.
                                         -------------------------------------
                                           Thomas W. Stephenson, Jr.
                                                President


                                      STEPHENSON:



                                           /s/ Thomas W. Stephenson, Jr.
                                         -------------------------------------
                                           Thomas W. Stephenson, Jr.





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